MIDCOAST ENERGY RESOURCES, INC AND SUBSIDIARIES

                 EXHIBIT 21.1: SUBSIDIARIES OF THE REGISTRANT

                                                  Year of        State of
Name                                           Incorporation   Incorporation   Ownership
---------------------------------------------  --------------  -------------   ---------
Mid Louisiana Gas Company                          1953        Delaware          100%
Creole Gas Pipeline Corporation                    1962        Louisiana         100%
Midcoast Interstate Transmission, Inc.             1966        Alabama           100%
H&W Pipeline Corporation*                          1976        Alabama           100%
Nugget Drilling Corporation*                       1982        Minnesota         100%
Tennessee River Intrastate Gas Company, Inc.       1986        Alabama           100%
Mid Louisiana Gas Transmission                     1987        Delaware          100%
Magnolia Pipeline Corporation                      1989        Alabama           100%
Midcoast Marketing, Inc.                           1991        Texas             100%
Midcoast Holdings No. One, Inc.                    1993        Delaware          100%
Magnolia Resources, Inc.                           1996        Mississippi       100%
Magnolia Gathering, Inc.                           1996        Alabama           100%
Arcadia/Midcoast Pipeline of New York L.L.C.*      1996        New York          50%
Midcoast Gas Pipeline, Inc.                        1997        Texas             100%
 Pan Grande Pipeline, L.L.C.                       1996        Texas             70%
 Starr County Gathering System - A Joint Venture    N/A        N/A               60%
 Texana Gas Pipeline - A Joint Venture              N/A        N/A               50%
Midcoast Energy Marketing, Inc.                    1998        Delaware          100%
Midcoast Gas Services, Inc.                        1998        Delaware          100%
Midcoast Del Bajio S. de R.L. de C.V.              1998        Mexico            50%
Midcoast Canada Capital, Inc.                      1999        Canada            100%
Midcoast Canada Operating Corporation              1999        Canada            100%
DPI/Midcoast, Inc.                                 1999        Mississippi       100%
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*  Presently Inactive